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(EXHIBIT 10.4(B))

          THE OPTION REPRESENTED BY THIS AGREEMENT MAY BE EXERCISED ONLY IF
          THE 1994 STOCK OPTION PLAN HAS BEEN APPROVED BY THE SHAREHOLDERS
              HOLDING A MAJORITY OF THE VOTING POWER OF THE ISSUED AND
                           OUTSTANDING SHARES OF THE BANK.

                      TEHAMA COUNTY BANK 1994 STOCK OPTION PLAN

                           INCENTIVE STOCK OPTION AGREEMENT


     Grant Date:

     To:


          Tehama County Bank (the "Bank") this day hereby grants to the undersigned (the "Optionee") an incentive option (the "Option") to purchase all or any part of ________ shares of the Common Stock of the Bank (the "Shares") at the Option Price of ___________ per share under the Bank's 1994 Stock Option Plan (the "Plan").

          THE OPTION MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN, ONLY CERTAIN PROVISIONS OF WHICH ARE SUMMARIZED HEREIN. THE COPY OF THE PLAN ATTACHED TO THIS AGREEMENT SHOULD BE CONSULTED FOR FURTHER UNDERSTANDING OF THE TERMS AND CONDITIONS OF THE OPTION.

          1.   OPTION SUBJECT TO TERMS OF THE PLAN.

               The Option shall be subject in all respects to the terms and conditions of the Plan. This agreement (the "Agreement") is not intended to be or to provide a summary description of the Plan. Optionee's signature herein represents Optionee's acknowledgement of receipt of a copy of the Plan. Any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement shall be finally and conclusively determined in the sole discretion of the committee appointed by the Board of Directors of the Bank to administer the Plan (the "Committee"), and such determination by the Committee shall be binding upon all parties.

          2.   APPROVAL OF PLAN BY SHAREHOLDERS.

               Exercise of the Option is conditioned upon approval of the Plan by the shareholders of the Bank in accordance with the requirements of the Superintendent of Banks of the State of California.

          3.   SIGNATURE ON OPTION AGREEMENT.

               The Option cannot be exercised unless the Optionee executes this Agreement by signature in the place provided below and returns it to the Secretary of the Bank before the close


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of business on the 90th day after the grant date of this Option.  If the
Optionee fails to do so, the Option will terminate and be of no effect.
However, Optionee's execution and delivery of this Agreement will not bind the Optionee to purchase any of the Shares subject to the Option. Optionee's obligation to purchase the Shares can arise only when the Option is exercised in the manner set forth in Section 4 below.

          4.   EXERCISE OF OPTION.

               Subject to the provisions of Section 5 below and this Section 4, this Option can be exercised by Optionee at any time during a period of ________ (_____) months from the grant date as follows:

               (a) The Option may be exercised immediately to the extent of not more than ________ percent (____%) of the Shares;

               (b) After the expiration of __________ (____) months from the grant date, the Option may be exercised to the extent of not more than _________ percent (____%) of the Shares;

               (c) After the expiration of __________ (____) months from the grant date, the Option may be exercised to the extent of not more than _________ percent (____%) of the Shares;

               (d) After the expiration of __________ (____) months from the grant date, the Option may be exercised to the extent of not more than _________ percent (____%) of the Shares;

               (e) After the expiration of __________ (____) months from the grant date, the Option may be exercised to the extent of not more than _________ percent (____%) of the Shares;

               (f) After the expiration of __________ (____) months from the grant date, the Option may be exercised to the extent of not more than _________ percent (____%) of the Shares.

               Any portion of the Option unexercised in whole or part shall accumulate following its vesting in accordance with the above schedule and may be exercised by Optionee at any time prior to the expiration of __________ (____) months from the grant date.

               The Option may be exercised by delivering to the Secretary of the Bank an irrevocable written notice of exercise which shall identify this Agreement and specify the number of Shares as to which the Agreement is being exercised, together with (i) payment therefor (including the amount of any tax due upon exercise) in cash, certified check, official bank check, or the equivalent thereof acceptable to the Bank, (ii) delivery of other shares of Common Stock owned by the Optionee and having a fair market value on the date of surrender not less than the sum of the aggregate exercise price of the Shares as to which the Option shall be exercised and the amount of any tax required to be withheld, (iii) delivery of an election to the Bank to withhold a sufficient number of Shares from the Shares otherwise due upon exercise of the Option having an aggregate fair market value on the date of exercise not less than the sum of the exercise price and the amount of any tax required to be withheld,
(iv) any combination of payment or delivery in accordance with (i) through
(iii), or (v) any other consideration or method of payment for the issuance of Shares


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permitted under applicable law.

               The Option may also be exercised by means of broker-dealer sale and remittance procedures which are set forth in subarticle 5(d) of the Plan.

          5.   TERMINATION OF OFFICE OR EMPLOYMENT.

               (a) If Optionee's status as an employee or officer of the Bank is terminated for any reason other than death or permanent and total disability or cause, the Option may be exercised within three (3) months from the date of such termination to the extent Optionee shall be entitled to exercise the Option on the date of termination, but in no event may the Option be exercised after the expiration of its term specified in Section 4 hereof.

               (b) If Optionee is removed from office or Optionee's employment with the Bank is terminated for "cause" as defined in the Plan, the Option shall expire at the time notice or advice of such removal or termination is dispatched by the Bank or an order of removal or termination is issued by a court or regulatory authority having jurisdiction thereof, and notwithstanding anything else herein to the contrary, neither Optionee nor Optionee's estate shall be entitled to exercise the Option after such removal or termination.

               (c) If Optionee dies or becomes permanently and totally disabled while an officer or employee of the Bank, the Option may be exercised in whole or in part within twelve (12) months from the date of death or permanent and total disability to the extent that Optionee shall have the right to exercise the Option on the date of death or permanent and total disability, by Optionee or Optionee's qualified representative (in the event of mental disability) or by the duly authorized executor of Optionee's will or by the duly authorized administrator or special administrator of Optionee's estate (in the event of death). In no event may the Option be exercised after the expiration of its term specified in Section 4.

               Permanent and total disability shall be deemed to exist only if the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Optionee shall not be considered to be permanently and totally disabled unless Optionee furnishes proof of the existence thereof in such form and manner, and at such times, as required by the Committee pursuant to applicable regulation of the Secretary of the Treasury.

          6.   NONTRANSFERABILITY OF OPTION.

               The Option shall not be transferable except by will or the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee or (if Optionee shall be mentally disabled) by Optionee's qualified representative. Any purported transfer or assignment of the Option shall be void and of no effect, and shall give the Bank the right to terminate the Option as of the date of such purported transfer or assignment.

          7.   ADJUSTMENT OF AND CHANGES IN THE SHARES.



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               (a) In the event the shares of Common Stock of the Bank, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Bank or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, split-up, combination of shares, or otherwise), or if the number of shares of Common Stock of the Bank shall be increased through the payment of a stock dividend, the Committee (to the extent that the Option is unexercised as of the date of such change or exchange) shall substitute for or add to each share of Common Stock of the Bank subject to the Option the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Bank shall be so changed, or for which each share shall be exchanged, or to which each such share shall be entitled, as the case may be. Such adjustment shall be made without change in the total price to the unexercised portion of the Option and with a corresponding adjustment in the Option Price per share.

               (b) In the event of (i) a sale, dissolution or liquidation of the Bank, (ii) a merger or consolidation in which the Bank is not the surviving or resulting corporation, or (iii) the acquisition by any company, person or group (whether by a single acquisition or a series of acquisitions) of twenty percent (20%) or more of the outstanding shares of Common Stock of the Bank (or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in subarticle (a) above)(a "Change of Control"), the Committee shall have the power to cause the termination of every option outstanding hereunder, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise; provided, however, that in all events the optionee shall have the right, during a reasonable period of time as determined by the Committee and prior to such sale, dissolution, liquidation, merger or consolidation or Change of Control, to notification thereof and to exercise the optionee's option and purchase Shares subject thereto to the extent of any unexercised portion of the option, regardless of the vesting provisions of the option. This right of exercise shall be conditioned in each case upon, respectively, (i) the execution of a final plan of dissolution or liquidation, or (ii) the execution of a definitive agreement of merger or consolidation, or
(iii) the filing of a notice of change of control of the Bank involving a Change of Control as defined hereinabove, pursuant to the Change in Bank Control Act of 1978 (or any similar successor statute), and, if required by law in case (i) or
(ii) above, the approval of such plan or agreement by the shareholders of the Bank.

               (c) In the event of an offer by any person or entity to all shareholders of the Bank to purchase any or all shares of Common Stock of the Bank, or shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in subsection (a) above, Optionee shall have the right upon the commencement of such offer to exercise the Option and purchase shares subject thereto regardless of the vesting provisions of the Option pursuant to section 4 hereof.

               (d) No right to purchase fractional shares shall result from any adjustment of the Option pursuant to this section. In case of any such adjustment, the Shares subject to the Option shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Bank to Optionee and such adjustment (whether or not such notice is given) shall be



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effective and binding upon Optionee.

          8.   RIGHTS AS A SHAREHOLDER.

               Optionee shall have no rights as a shareholder of the Bank with respect to any Shares until the date of the issuance of a stock certificate for such Shares.

          9.   TAX WITHHOLDING.

               The Option is intended to be an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended. Exercise of the Option shall not be subject to tax withholding by the Bank, provided that all applicable conditions of section 422 have been satisfied (or no applicable condition of section 422 has been violated) as of the date of exercise, and provided further that Optionee shall notify the Bank promptly after making any disposition of Shares acquired by exercise of the Option which may have the effect of disqualifying the Option as an incentive stock option under section 422. The Bank undertakes no obligation and makes no other representation to Optionee regarding the effect on Optionee of the tax laws of any jurisdiction with respect to the grant or exercise of the Option. It shall be the obligation of Optionee to obtain tax advice appropriate to Optionee's circumstances.

          10.  NOTIFICATION OF SALE OR DISPOSITION.

               Optionee, or any person acquiring Shares upon exercise of the Option on behalf of Optionee, shall notify the Bank not more than five (5) days after any sale or other disposition of such Shares.


                                       TEHAMA COUNTY BANK

                                       By:_______________





Agreed to this __ day of _______ 19__


_____________________________________
          Signature of Optionee


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